UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

MELA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51481	13-3986004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Buckhout Street, Suite 1 Irvington, New York	10533
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 591-3783

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Stockholders of MELA Sciences, Inc. (the “Company”) was held on May 15, 2014.

The Company’s stockholders voted on five proposals as follows: to elect directors for the ensuing year (“Proposal 1”); to approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 95,000,000 to 150,000,000, subject to the Board of Directors’ authority to abandon such amendment (“Proposal 2”); to approve an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation to (A) effect a reverse stock split of the Company’s common stock, at a specific ratio within a range from 1-for-6 to 1-for-10, and to grant authorization to the Board of Directors to determine, at its discretion, the timing and the specific ratio of the reverse stock split; and (B) change the number of authorized shares of common stock to 50 million, subject to the Board of Directors’ authority to abandon such amendment (“Proposal 3”); to cast an advisory vote on a non-binding resolution to approve the compensation of the Company’s executive officers (“Proposal 4”); and to ratify the selection by the Audit Committee of the Company’s Board of Directors of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (“Proposal 5”).

All nominees for election to the Board of Directors were elected to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until such director’s earlier death, resignation or removal. The stockholders also approved Proposals 2, 3 and 4 and ratified Proposal 5. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each proposal is set forth below.

Proposal 1	Shares For	Shares Withheld	Broker Non-Votes
Robert Coradini	7,291,785	695,208	29,116,160
Rose Crane	7,280,478	706,515	29,116,160
Tony Dimun	7,339,908	647,085	29,116,160
Jeffrey O’Donnell	7,246,301	740,692	29,116,160
Samuel Navarro	7,308,063	678,930	29,116,160
David K. Stone	7,297,278	689,715	29,116,160
Kathryn Swintek	7,282,600	704,393	29,116,160
LuAnn Via	7,248,445	738,548	29,116,160

	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Proposal 2	29,314,284	6,696,170	1,092,699	-0-
Proposal 3	30,654,832	5,794,718	653,603	-0-
Proposal 4	5,674,012	1,726,456	586,525	29,116,160
Proposal 5	34,397,882	1,801,811	903,457	3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELA Sciences, Inc.

Date: May 16, 2014	By:	/s/ Robert W. Cook
Name: Robert W. Cook
Title: Chief Financial Officer